UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2018

nFüsz, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55314	90-1118043
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

344 S. Hauser Boulevard, Suite 414

Los Angeles, California 90036

(Address of principal executive office, including zip code)

(855) 250-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On January 2, 2018 we entered into an agreement with ORACLE AMERICA, INC. (“ORACLE”) (the “Agreement”) pursuant to which we agreed to develop an application (a “Partner Application” as defined in the Agreement) to facilitate the integration of our notifiCRM interactive video messaging technology into the NetSuite Software-as-a-Service (SaaS) platform developed by ORACLE (the “ORACLE SERVICE”), and to ensure the interoperability of our notifiCRM technology with the ORACLE SERVICE. The Parties intend that all ORACLE NetSuite customers (existing and future) that pay an additional per user fee (discussed below), will have the ability to create, edit, send, and track notifiCRM interactive video messaging seamlessly through the ORACLE NetSuite user interface. The ORACLE SERVICE integrates Enterprise Resource Planning, Customer Relationship Management, E-commerce (web site hosting, web store transactions) and partner collaboration capabilities.

The Agreement provides that the development of the application, which will be undertaken jointly by us and ORACLE, will be completed within one year. We anticipate that development of the application, which has already begun, will be completed within 120 days. The Agreement is for an initial term of one year, but renews automatically for successive one-year terms, unless sooner terminated in accordance with the termination provisions set forth in the Agreement.

Upon completion of development and testing of the application, it will be marketed jointly by us and ORACLE, through, among other things, ORACLE’S existing network of approximately 2,000 ORACLE NetSuite sales reps. Pricing is yet to be finalized, but it is estimated that the integrated notifiCRM feature set will be offered at a price of between $10 and $25 (or such higher price, depending upon the requested features and functionality) per user, per month, (the “notifiCRM Fee”) which is in addition to the price each user pays for the ORACLE SERVICE. The Agreement provides that the notifiCRM fee will be shared between us and ORACLE as follows: 90% to us and 10% to ORACLE.

The Agreement contains covenants, representations and warranties of us and ORACLE that are typical for agreements of this type, including, among other things, provisions for confidentiality, intellectual property, and the licensed use of each other’s trademarks for marketing purposes. The Agreement is non-exclusive. It is currently contemplated that once the application is available to be marketed to ORACLE customers, the Parties will prepare and distribute a joint press release.

The foregoing description of the terms of the Agreement, does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement itself, the terms of which are incorporated herein by reference. The benefits and representations and warranties set forth in such document (if any) are not intended to and do not constitute continuing representations and warranties of us or any other party to persons not a party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2018	nFüsz, Inc.

By: “Rory J. Cutaia”
/s/ Rory J. Cutaia	Name: Rory J. Cutaia
Title: Chairman and Chief Executive Officer

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